March 26, 2008

Dreyfus Premier Investment Funds, Inc.

200 Park Avenue

New York, New York 10166

Re:	Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to Dreyfus Premier Investment Funds, Inc. (the "Fund") in connection with the preparation of a Registration Statement on Form N-14 (the "Registration Statement"), registering Class A and Class I shares of beneficial interest of Dreyfus Premier Large Cap Equity Fund, Dreyfus Premier Large Cap Growth Fund, Dreyfus Premier Large Cap Value Fund and Dreyfus Premier Global Real Estate Securities Fund, and Institutional shares and Investor shares of Dreyfus Enhanced Income Fund (collectively, the "Shares"), each a series of the Fund, to be issued pursuant to the terms of the offering as set forth in the prospectus/proxy statement (the "Prospectus/Proxy") included as part of the Registration Statement.

We have examined copies of the Articles of Incorporation, as amended and supplemented to date, the current By-Laws of the Fund, the Registration Statement and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that the Shares to be issued in accordance with the terms of the offering as set forth in the Prospectus/Proxy included as part of the Registration Statement, when so issued pursuant to the terms of said offering, will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP